EXHIBIT 99.1

KEMET Announces Resignation of Head of Business Units and New Business Development

Greenville, South Carolina (October 31, 2005) – KEMET Corporation (NYSE:KEM) today announced that James P. McClintock had resigned from his position as Head of Business Units and New Business Development.  His resignation is effective November 1, 2005.

KEMET Corporation is a preferred supplier of standardized components to the world’s most demanding customers of quality, delivery, and service.  KEMET’s common stock is listed on The New York Stock Exchange under the symbol KEM.  Additional information can be found at http://www.kemet.com/IR